THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                  ---------------------------------------------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 August 29, 1996
                                 ---------------
                                 Date of Report


                            BAXTER INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


         1-4448                                    36-0781620
- - ------------------------                ---------------------------------
(Commission file number)                (IRS Employer Identification No.)


One Baxter Parkway, Deerfield, Illinois               60015
- - ----------------------------------------              -----
(Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code:  (847) 948-2000



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                               (Page 1 of 7 pages)

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Item 5.   Other Events.

          On August 29, 1996, the Registrant issued a press release; the text of which is attached hereto.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   BAXTER INTERNATIONAL INC.
                                   ------------------------------
                                          (Registrant)



                                   By: /s/ Gerard Sieck
                                      -----------------------------
                                        A. Gerard Sieck
                                        Secretary


Date:  August 29, 1996

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FOR IMMEDIATE RELEASE:

Media contacts:Jill Carter, Baxter, (847) 948-4555
               Mary Thomas, Baxter, (847) 948-2815
               Jean-Pierre Hambursin, Baxter, (32) 2 702 1689 (Brussels) 41 1 810 3169 (August 29 & 30 only)
               Jan Van Heuverswyn, Interel, (32) 2 732 1188
               Rolf Fuchs, Immuno, +41 1 266 6797

Investor contact:   Neville Jeharajah, Baxter, (847) 948-2875
                    Rolf Fuchs, Immuno, +41 1 266 6797


       BAXTER INTERNATIONAL AND IMMUNO INTERNATIONAL TO JOIN IN WORLDWIDE
                               STRATEGIC ALLIANCE

   COMBINATION WILL CREATE A GLOBAL LEADER FOR BIOPHARMACEUTICAL PRODUCTS AND
                        DEVICES FOR TRANSFUSION MEDICINE


     DEERFIELD, Ill., and ZURICH, SWITZERLAND, August 29, 1996 -- Baxter International Inc. (NYSE:BAX) and Immuno International AG (Zurich:IMME; Reuters:IMMZ.S) announced today that their boards of directors have unanimously approved a worldwide strategic alliance between Immuno, a leading European manufacturer of biopharmaceutical products, and the Biotech Group of Baxter in a three-part transaction that will result in Baxter fully acquiring Immuno in three years. The transaction has a value of approximately $715 million. The alliance will require approval of anti-trust authorities in Europe and the United States.

     The union will create one of the world's leading providers of products and services for transfusion medicine, including biopharmaceuticals, with combined 1995 sales of $1.6 billion, 8,900 employees around the world, a leading market and research position and manufacturing facilities in the U.S. and Europe.

     "We are extremely pleased to have entered into this strategic alliance with Immuno," said Vernon R. Loucks Jr., chairman and chief executive officer of Baxter. "This combination is consistent with the overall strategy of Baxter, which is to focus on global expansion and technological innovations. The alliance yields important benefits for both organizations' customers, employees and shareholders around the world," Mr. Loucks concluded.

     "Baxter's Hyland Division has a long history of success in hemophilia care and plasma derivatives. Together, with Immuno, we will have a broad line of transfusion medicine products, including biopharmaceuticals, world-class research and manufacturing capabilities in the U.S. and Europe and global market reach with outstanding distribution. The operations of our two companies are extremely complementary and our alliance will build on each other's strengths," said Timothy B. Anderson, group vice president and president of Baxter's Biotech Group.

     "We have been very disciplined and focused on delivering increased shareholder value. This transaction is consistent with our goals of increasing profitable sales growth and generating additional operational cash flow. We expect this transaction to be non-dilutive in 1997," said Harry M. Kraemer Jr., senior vice president and chief financial officer of Baxter.

     "We will continue to offer our customers the very best products and services," said Dr. Albert P. Gnagi, chairman of the Board of Directors of Immuno. "Baxter represents a unique partner and a unique opportunity for Immuno. This alliance will pursue opportunities to optimize manufacturing and distribution systems of both companies to ensure our customers a consistent flow of products into the market. In addition, by combining our research-and-development efforts, we create a platform whereby our customers and patients will have faster access to future state-of-the-art technologies and products."

     Terms of the definitive agreement call for Baxter to purchase from the controlling shareholders of Immuno, 162,000 bearer shares and 870,000 registered shares (representing 54% of the voting interest and 37% of the capital interest) of Immuno. For shares purchased from the controlling shareholders, Baxter will pay 850 Swiss francs in cash for each bearer share and 141.67 Swiss francs in cash for each registered share. An additional sum per share will be held back to provide for Immuno's existing contingent liabilities.

     Shortly after this initial transaction, Baxter will commence a cash tender for all publicly-traded bearer shares (14% of the voting interest and 33% of the capital interest) for 900 Swiss francs per share in cash. The tender offer price represents a 22% premium to Immuno's average stock price over the past year. Additionally, the public tender offer is not subject to any hold-back.

     Baxter will acquire all of the remaining shares of Immuno within three years after the first closing. The future share purchase price is fixed at 1,025 Swiss francs per bearer share and 170.83 Swiss francs per registered share in cash with the same hold-back to provide for Immuno's existing contingent liabilities.

     "We are excited about the many benefits of this strategic alliance," said Dr. Johann Eibl, executive director for research and development of Immuno.
"The dedication and superb capabilities of our workforce have allowed Immuno to grow to its pre-eminent position. We are pleased that Baxter has recognized the high quality of our people and our technologies. Over time, this alliance will create growth opportunities for employees of both companies."

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     "Over the last four decades Dr. Eibl and Dr. Schwarz have guided the company to its current position as one of the premier producers of biopharmaceutical products in the world," said John Bacich, Jr., president of Baxter's Hyland Division. "Countless people around the world have benefited from their commitment and dedication to improving the lives of others. We are extremely pleased that they will continue to participate in the leadership of the company. We look forward to working with them, as well as the entire Immuno team, to continue to push the frontiers of medicine."

     Immuno will continue to operate as an independent company under joint executive management comprised of senior members of Immuno and Baxter. Responsibilities of this management team will include ensuring continued successful operation; identifying and implementing immediate opportunities for cooperation between Baxter and Immuno; setting the overall strategy and timetable for optimizing the combined performance of the two companies; and assuring a smooth transition.

     Transfusion medicine encompasses products and services for the collection, selection, processing and transfusion of blood components, as well as the therapeutic proteins that are derived from plasma, red cells, or genetically-engineered cell lines. The collection, selection and processing systems are used in blood centers and hospitals to produce blood components and cellular therapies for transfusion to patients with impaired bone marrow or reduced levels of red cells, platelets or plasma as a result of illness or side-effects of some therapies. Therapeutic proteins are administered to provide coagulation factors in patients with hereditary deficiencies and antibodies in patients with compromised immune systems. They are also used to deliver oxygen and to increase blood volume.

     Immuno International AG is an international leader in infectious disease research and the development of blood products, related biologics and vaccines. Immuno's headquarters are located in Vienna, Austria. Established in the early 1950's, the Immuno Group has local companies in 18 countries and is dedicated to pioneering biomedical research to improve standards of human health worldwide.

     Baxter International Inc., through its subsidiaries, is a leading manufacturer and marketer of health-care products and services worldwide. The company concentrates research-and-development efforts in biotechnology, cardiovascular medicine, renal therapy and related medical fields. Baxter has been a leader in blood therapy and transfusion medicine for more than 40 years.

     Baxter's Biotech Group is comprised of four business areas: Hyland, Fenwal, Cellular Therapies and Blood Substitutes. The Biotech Group is a global provider of products and services for blood component therapy, blood-volume replacement and the treatment of coagulation and immune disorders.

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CS FIRST BOSTON ACTED AS A FINANCIAL ADVISOR TO BAXTER AND UNION BANK OF
SWITZERLAND ACTED AS A FINANCIAL ADVISOR TO IMMUNO.

ADDITIONAL BACKGROUND INFORMATION ON BAXTER AND IMMUNO, INCLUDING BIOGRAPHIES OF THE PRINCIPALS, FACT SHEETS ON BOTH COMPANIES AND A TRANSACTION FACT SHEET ARE AVAILABLE VIA FAX BY CALLING (800) 753-0352 EXT. 900. INTERNATIONAL CALLERS, PLEASE CALL (201) 309-0179 EXT. 900.